                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference into the Quintiles Transnational Corp. Registration Statements on Form S-8 (Registration Nos. 33-91026, 333-03603, 333-16553 and 333-40493) and the Registration Statements on
Form S-3 (Registration Nos. 333-19009, 333-28919, 333-38181, 333-40497 and
333-48403) of our report dated May 15, 1996, on our audits of the consolidated financial statements of BRI International, Inc. as of November 30, 1995 and 1994, and for the years then ended, which report is included as an exhibit in this Annual Report on Form 10-K.




                                                   /s/ Coopers & Lybrand L.L.P.

McLean, Virginia
March 27, 1998